UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2008
Bell Microproducts Inc.
(Exact Name of Registrant as Specified in Its Charter)

California	0-21528	94-3057566

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1941 Ringwood Avenue, San Jose,
California		95131-1721

(Address of Principal		(Zip Code)
Executive Offices)
Registrant’s telephone number, including area code: 408-451-9400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.
(a) On December 30, 2008, the Audit Committee of the Board of Directors of Bell Microproducts Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.
     The Company has not completed its consolidated financial statements for the years ended December 31, 2007 or 2008, and therefore, PwC has not issued reports with respect thereto.
     The report of PwC on the Company’s consolidated financial statements for the year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. Although the report of PwC did not contain an adverse or modified opinion, the report did indicate that, as discussed in Note 1 to the consolidated financial statements, the Company is subject to material risks and uncertainties in the near term as a result of expected non-compliance with certain financial covenants in its credit agreements.
     The report of PwC on the Company’s consolidated financial statements for the year ended December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.
     During the years ended December 31, 2006 and 2005 and through December 30, 2008, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years.
     During the years ended December 31, 2006 and 2005 and through December 30, 2008, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that during 2007 and 2008 the Audit Committee discussed with PwC the existence of material weaknesses in the Company’s internal control over financial reporting at December 31, 2006. As discussed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, the Company did not maintain effective internal control over financial reporting as of December 31, 2006 because the Company did not have (i) an effective control environment, (ii) effective controls over stock-based compensation, (iii) effective controls over accrued liabilities and reserves, (iv) effective controls over accounts receivable, (v) effective controls over journal entries and account reconciliations, (vi) effective controls over vendor allowances, (vii) effective controls over revenue, (viii) effective controls over income taxes, (ix) effective controls over business combinations, goodwill impairment and segment reporting, (x) effective controls over financing-related accounts or (xi) effective controls over post-retirement benefits, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. As of December 30, 2008, the Company’s remediation efforts with respect to these material weaknesses were not complete. The Company has authorized PwC to respond fully to inquiries from successor accountants concerning these material weaknesses.
     The Company has provided PwC with a copy of the above disclosures, and has requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of PwC’s letter dated January 5, 2009 is attached as Exhibit 16.1 to this Report.

(b) On December 30, 2008 the Audit Committee of the Board of Directors of the Company approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. During the years ended December 31, 2007 and 2006 and through December 30, 2008, neither the Company nor anyone on its behalf has consulted with Deloitte with respect to (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit 16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated January 5, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.
January 6, 2009	By:	/s/ Andrew S. Hughes
		Name:	Andrew S. Hughes
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated January 5, 2009.